REVISED PAYMENT SCHEDULE

On October 22, 2006 a revised payment schedule was agreed upon between 21st Century Airships Inc ("21st Century") and Techsphere Systems International, LLC. ("TSI") and Cyber Defense Systems, Inc. (Cyber)

From the total amount owing of $600,000 (Six Hundred Thousand Dollars) from the October 22, 2006 Revised Payment Schedule, $425,000 (Four Hundred Twenty Five Thousand Dollars) has been received by 21st Century to-date.

On TSI's request, a new Revised Payment Schedule has been agreed upon as follows:

- $175,000.00 (One Hundred Seventy Five Thousand Dollars) to be received on or before December 15, 2006.

4 .A and 5.B.(4)(a) of the License Agreement with TSI (as well as 5. (d) of the Amendment) as it relates to a 30 day grace period to cure a default, do not apply to these Revised Payment Schedule payments for December 15, 2006 It is understood by all parties that should these mentioned payments come into default 21st Century intends to terminate the License Agreement.

The individual signing for each party has full power and authority to sign this Revised Payment Schedule and Amendment, which shall be binding on the party.

This Revised Payment Schedule and Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any signature delivered by facsimile transmission shall be deemed a valid and binding signature for all purposes hereof.

In Witness Whereof, the parties have executed this Revised Payment Schedule as of December 1, 2006.

21st Century Airships Inc

By:____________________
Hokan Colting, CEO

Techsphere Systems International, LLC.

By:____________________
William C. Robinson, CEO

Cyber Defense Systems, Inc.

By:____________________
William C. Robinson, CEO